UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Kinder Morgan, Inc.

(Exact name of registrant as specified in its charter)

(Name to be changed to Kinder Morgan, Inc.)

Delaware

(State of incorporation or organization)

80-0682103

(I.R.S. Employer Identification Number)

500 Dallas Street, Suite 1000

Houston, Texas 77002

(Address, including zip code, of principal executive offices)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Warrants to purchase Class P common stock, $0.01 par value per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-177895

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant's Securities to be Registered.

The description of the warrants to purchase shares of Class P common stock, $0.01 par value per share (the "Warrants"), of Kinder Morgan, Inc. (the "Registrant") is contained in the section captioned "The Warrant Agreement" in the information statement/proxy statement/prospectus included in the Registrant's Registration Statement on Form S-4 (File No. 333-177895), which was declared effective on January 30, 2012 (including the post-effective amendments thereto, the "Registration Statement"), and is incorporated herein by reference. The prospectuses filed pursuant to Rule 424(b) following the effective date of the Registration Statement shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits.

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 1-35081)) (the “KMI 10-Q”).

3.2	Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to the KMI 10-Q).

4.1	Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773)).

4.2	Form of Warrant Agreement among Kinder Morgan, Inc., Computershare Trust Company, N.A. and Computershare Inc., as Warrant Agent.

4.3	Form of certificate representing the warrants to purchase shares of Class P common stock of Kinder Morgan, Inc. (included as Exhibit A to the Form of Warrant Agreement filed as Exhibit 4.2 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KINDER MORGAN, INC.

Date: May 8, 2012	By:	/s/ Joseph Listengart
Joseph Listengart
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Incorporation of Kinder Morgan, Inc. (filed as Exhibit 3.1 to Kinder Morgan, Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2011 (File No. 1-35081)) (the “KMI 10-Q”).

3.2	Bylaws of Kinder Morgan, Inc. (filed as Exhibit 3.2 to the KMI 10-Q).

4.1	Form of certificate representing Class P common shares of Kinder Morgan, Inc. (filed as Exhibit 4.1 to Kinder Morgan, Inc.’s Registration Statement on Form S-1 filed on January 18, 2011 (File No. 333-170773)).

4.2	Form of Warrant Agreement among Kinder Morgan, Inc., Computershare Trust Company, N.A. and Computershare Inc., as Warrant Agent.

4.3	Form of certificate representing the warrants to purchase shares of Class P common stock of Kinder Morgan, Inc. (included as Exhibit A to the Form of Warrant Agreement filed as Exhibit 4.2 hereto).